                                                                    EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT


         AGREEMENT (the "Agreement") made by and between Presstek, Inc., a Delaware corporation (the "Employer"), and Moosa E. Moosa (the "Employee").

         WHEREAS, on March 11, 2002, the Employee commenced employment as Chief Financial Officer and Vice President of Finance of the Employer; and

         WHEREAS, the Employee and the Employer wish to enter into an agreement setting forth the terms and conditions of Employee's employment, as described herein that is to supercede all prior understandings and agreements concerning Employee's employment with Employer (whether written or oral).

         NOW, THEREFORE, in consideration of the premises and of the promises hereafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby AGREE as follows:

1. EMPLOYMENT. Commencing as of March 11, 2002 (the "Start Date"), the Employee shall be employed as Chief Financial Officer and Vice President of Finance of the Employer through the Term of this Agreement. The Employee shall render executive, financial policy and other management services to the Employer of the type customarily performed by persons situated in similar executive and management capacities. The Employee shall perform such other related duties as the Chief Executive Officer and President and/or Board of Directors of the Employer may from time to time reasonably direct.

2. COMPENSATION. The Employer agrees to pay the Employee during the Term of this Agreement a monthly base salary of $16,666.66 (an annualized rate equal to $200,000.00 U.S. Dollars) with the salary to be reviewed annually during the Term of this Agreement by the Board of Directors or Compensation Committee of the Employer. In the annual salary review, the Board of Directors may compensate the Employee for increases in the market value of the Employee's duties and responsibilities hereunder and may provide for performance or merit increases. The base salary of the Employee shall not be decreased at any time during the Term of this Agreement from the amount then in effect, unless the Employee otherwise agrees in writing. The salary shall be payable to the Employee not less frequently than monthly. All payments and benefits in this Agreement shall be subject to all applicable federal, state and local withholding, payroll and other taxes.

         Participation in discretionary bonuses, retirement and other employee benefit plans and fringe benefits shall not reduce the salary payable to the Employee under this Section 2.

3. DISCRETIONARY BONUSES. During the Term of this Agreement, the Employee shall be entitled to receive an annual cash bonus of up to 40% of the Employee's then annual base salary, based on the Employee's contribution to the accomplishment of key annual corporate objectives mutually determined by the Employee and the Employer. During the Term of this Agreement, the Employee also shall be entitled to participate in an equitable manner with all other eligible executive employees of the Employer in any other incentive compensation and bonus programs authorized and declared by the Board of Directors or Compensation Committee of Employer for executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such incentive compensation or bonus programs when and as declared.

4. STOCK OPTION GRANT; PARTICIPATION IN STOCK OPTION, RETIREMENT AND EMPLOYEE BENEFIT PLANS; FRINGE BENEFITS. The Employee was granted a non-qualified stock option to purchase 90,000 shares of common stock of the Employer on March 11, 2002 (the "March Grant"). On April 3, 2002, the Employee was granted an additional non-qualified stock option to purchase 25,000 shares of common stock of the Employer on (the "April Grant"). The March Grant and the April Grant will each be governed by the terms and conditions of the written stock option agreement that the Employee signed for the respective Grant, as well as the Employer's 1998 Stock Incentive Plan.

         In addition to the foregoing stock options, and subject to the eligibility requirements that may be applicable, the Employee shall be entitled to participate during the Term in any plan or arrangement of the Employer relating to stock options, stock purchases, pension, thrift, or profit sharing benefits, or other benefits under qualified or non-qualified deferred compensation plans, group life insurance, medical coverage, education or any other employee benefits that the Employer may adopt or make available for the benefit of Employee or of executive employees generally.

         The Employee shall also be entitled during the Term of this Agreement to any fringe benefits which may be or become available, during the Term of this Agreement, to executive employees of the Employer, and to the payment or reimbursement of reasonable expenses for attending annual and periodic meetings of trade associations, and any other benefits which are offered by the Employer during the Term and are commensurate with the duties and responsibilities to be performed by the Employee under this Agreement.

5. EMPLOYMENT TERM. "Term," as used in this Agreement, shall refer to the Term of this Agreement as defined in this paragraph. The Term of the employment under this Agreement shall commence on the Start Date and shall initially end two years thereafter, on the day preceding the second anniversary of the Start Date, unless sooner terminated in accordance with the provisions hereof. The Term of employment under this Agreement shall, on each anniversary of the Start Date thereafter (commencing with the second anniversary of the Start Date), be automatically extended for an additional year unless Employer or Employee gives written notice to the other, at least 60 days prior to such anniversary date, that he or it does not concur in such extension. If neither party gives notice of non-concurrence in such extension, the Term will be automatically extended for an additional year, unless sooner terminated in accordance with the provisions hereof.

6. STANDARDS. The Employee shall perform his duties and responsibilities under this Agreement in accordance with such reasonable standards as are established from time to time by the Chief Executive Officer and President and/or Board of Directors of

         Employer. The reasonableness of such standards shall be measured against standards for executive performance generally prevailing in similar high technology companies.

7. VOLUNTARY ABSENCES; VACATIONS. The Employee shall be entitled to an annual paid vacation during the Term of this Agreement of four (4) weeks per year or such longer period as the Board of Directors may approve or such longer periods to which the Employee may be entitled as an employee of the Employer. The timing of paid vacations shall be scheduled in a reasonable manner by the Employee.

8.       TERMINATION OF EMPLOYMENT.

         (a)  (i)    The Employer may terminate the Employee's employment at any time, but any termination by the Employer other than termination for Cause (as defined in Section 8(a)(iii) below) shall not prejudice the Employee's right to receive compensation and other benefits under this Agreement, except as stated otherwise in this Agreement. In the event of a termination for Cause, the Employee shall have no right to receive compensation or other benefits, including payment of legal fees and expenses incurred, for any period after termination for Cause except as otherwise required by law. Regardless of the reason for the termination of Employee's employment, other than termination for Cause, the Employer shall continue to be subject to any independent obligation to Employee under any employee benefit plan in which the Employee is then a participant to the extent required by any such plan or by applicable law.

              (ii) In the event that the Employee's employment ceases by reason of (a) the Employer's termination of the Employee's employment during the Term other than for Cause, or (b) the Employer's non-concurrence in the automatic extension of the Term, the Employer shall be obligated in lieu and replacement of the Employee's entitlement to any compensation and other benefits under this Agreement pursuant to Section 8(a)(i), to make severance payments to the Employee as liquidated damages in an aggregate amount that is equal to the Employee's then current annual salary multiplied by a fraction, the denominator of which shall be 12 and the numerator of which shall be the number of months remaining in the Term, plus an additional amount equal to the Employee's then current annual salary for one (1) full year (collectively, the "Severance Payments"). The Severance Payments shall be paid after termination of employment in equal installments according to the Employer's normal payroll practices then in effect, over a period of time post termination as is equal to the sum of:
                     (A) the number of months remaining in the Term when Employee's employment ceased and (B) twelve (12) months (such period of time over which the Severance Payments are to be made, the "Severance Period"). Notwithstanding the foregoing, if the Employer's termination of the Employee's employment without Cause occurs within two (2) years after, a "Change in Control" as defined in Section 9(b) hereof, the amount payable to the Employee shall be determined under Section 9(a) as limited by Section 9(c) hereof. Such payment to the Employee shall be made on or before the Employee's last day of employment with the Employer. The liquidated damages shall not be reduced by any compensation which the Employee may receive for other employment with another employer after termination of his employment with the Employer. In addition, the Employee shall be entitled to have all existing retirement or employee benefits of the type referred to in
                     Section 4 hereof continue for the remainder of the Term when the Agreement is terminated, except as otherwise required by law or provided in the related retirement or other employee benefit plans or agreements.

              (iii) References in this Agreement to "termination for Cause" shall mean termination on account of acts or omissions of Employee which constitute Cause as defined below. Any determination with respect to a termination for Cause shall require the approval of the Board of Directors of the Employer. "Cause" shall mean any of the following:

                     (A)    conviction of a felony,

                     (B)    theft from the Employer,

                     (C)    breach of fiduciary duty involving personal profit,

                     (D) sustained and continuous conduct by Employee which adversely affects the reputation of the Employer,

                     (E) continued failure of the Employee to substantially and satisfactorily perform his duties or obligations under this Agreement following twenty (20) days' notice by the Employer to the Employee and a failure by the Employee to correct the deficiency cited in such notice (other than any such failure resulting from Employee's incapacity due to physical or mental illness).

         (b) The Employee shall have no right to terminate his employment under this Agreement prior to the end of the Term of this Agreement, unless such termination is either for Good Reason (as described in Section 9(a) hereof) in connection with, or within two (2) years after a Change in Control or approved by the Board of Directors of the Employer. In the event that the Employee violates this provision, or in the event that Employee is terminated for Cause, Employee shall be entitled to no further payments pursuant to this Agreement.

9.       CHANGE IN CONTROL.

         (a)  (i)    If during the Term of this Agreement there is a Change in
                     Control of the Employer, and Employee's employment with the Employer is terminated involuntarily (other than for Cause), or voluntarily for Good Reason (as defined below), and in each case within two (2) years after such Change in Control, then the Employee shall be entitled as a severance payment, for services previously rendered to the Employer, a lump sum cash payment as provided in Section 9(a)(ii) below.

              (ii) Subject to Section 9(c) hereof, the lump sum cash payment (the "Payment") shall be in an amount equal to two (2) times the Employee's average annual compensation which was payable by the Employer and was includible by the Employee in his gross income for federal income tax purposes with respect to the five (5) most recent taxable years of the Employee ending prior to such Change in Control of the Employer (or such portion of such period during which the Employee was a full-time employee of the Employer), less one dollar.

              (iii) As used herein, the term "Good Reason" means, unless previously consented to in writing by the Employee, the occurrence of any one of the following:

                     (A) the assignment to the Employee of duties and responsibilities that are not at least substantially equivalent to the Employee's duties and responsibilities with the Employer immediately prior to such Change in Control;

                     (B) the failure to continue the Employee in a position and title that is at least substantially equivalent to the position held by the Employee with the Employer immediately prior to such Change in Control, except in connection with the termination of the Employee's employment for Cause or as a result of death or permanent disability;

                     (C) a reduction in or failure to pay currently total annual cash compensation in an amount equal to or greater than the sum of (i) the Employee's salary at the highest annual rate in effect during the 12-month period immediately prior to such Change in Control, and (ii) the bonus paid to similarly situated employees pursuant to the acquiring Employer's executive bonus plan for the fiscal year ending immediately prior to such Change in Control;

                     (D) the Employee's benefits under any employee benefit or welfare plan of the acquiring Employer are less, or are reduced to less, other than reductions mandated by a change in law, than the benefits of similarly situated employees under any employee benefit or welfare plan of the acquiring Employer in effect immediately prior to such Change in Control;

                     (E) the Employee is reassigned to a place of business which is more than 50 miles from Hudson, New Hampshire; or

                     (F)    any breach by the Employer of this Agreement.

              (iv) Payment under this Section 9(a) shall be in lieu of any amount owed to the Employee as liquidated damages for termination without Cause under Sections 8(a)(i) and (ii) hereof. However, payment under this Section 9(a) shall not be reduced by any compensation which the Employee may receive from other employment with another employer after termination of his employment with the Employer.

         (b) A "Change in Control of the Employer," for purposes of this Agreement, shall be deemed to have taken place if: (i) a third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Employer having 20 percent or more of the total number of votes that may be cast for the election of directors of the Employer; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger, or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who were directors of the Employer before such transaction shall cease to constitute a majority of the Board of Directors of the Employer or any successor institution.

         (c) Notwithstanding any other provisions of this Agreement or of any other agreement, contract, or understanding heretofore or hereafter entered into by the Employee with the Employer, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this Section 9(c) ("Other Agreements"), and notwithstanding any formal or informal plan or other arrangement heretofore or hereafter adopted by the Employer for the direct or indirect provision of compensation to the Employee (including groups or classes of participants or beneficiaries of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a "Benefit Plan"), the Employee shall not have any right to receive any payment or other benefit under this Agreement, any Other Agreement, or any Benefit Plan if such payment or benefit, taking into account all other payments or benefits to or for the Employee under this Agreement, all Other Agreements, and all Benefit Plans, would cause any payment to the Employee under this Agreement to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Internal Revenue Code as then in effect (a "Parachute Payment"), as determined by a nationally recognized accounting firm selected by the Board. In the event that the receipt of any such payment or benefit under this Agreement, any Other Agreement, or any Benefit Plan would cause the Employee to be considered to have received a Parachute Payment under this Agreement, then the Employee shall have the right, in the Employee's sole discretion, to designate those payments or benefits under this Agreement, any Other Agreements, and/or any Benefit Plans, which should be reduced or eliminated so as to avoid having the payment to the Employee under this Agreement be deemed to be a Parachute Payment.

10.      EXPENSES; AUTOMOBILE ALLOWANCE.

         (a) The Employee is authorized to incur, during the Term of this Agreement, reasonable expenses for promoting the business of the Employer, including without limitation expenses for entertainment, travel and similar items. The Employer will promptly reimburse the Employee for all such expenses, upon the presentation by the Employee, from time to time, of an itemized account of such expenses.

         (b) During the Term of this Agreement, the Employer shall buy or lease a full-size luxury vehicle of Employer's choosing for the Employer's exclusive use and/or, at the Employee's option, provide Employee with a monthly automobile allowance in an amount sufficient to pay Employee's costs for the purchase or lease of such a vehicle, and the Employer shall reimburse the Employee (upon submission by him of reasonably itemized accounts thereof) for all maintenance, repairs, insurance, gasoline, tolls, parking and other reasonable upkeep and related expenses on such vehicle.

11. NON-COMPETITION, NON-SOLICITATION, NON-DISCLOSURE AND ASSIGNMENT OF INVENTIONS AGREEMENT. As a condition of and in exchange for Employer entering into this Agreement, the Employee will contemporaneously sign and execute a Non-competition, Non-solicitation, Non-disclosure and Assignment of Inventions Agreement (the "Non-competition Agreement") in the form attached as Exhibit A hereto. The terms and conditions of the Non-competition Agreement are hereby incorporated by reference into this Agreement in their entirety. The Non-competition Agreement will remain in force and effect after the termination of this Agreement and after termination of Employee's employment for any reason. Notwithstanding anything to the contrary in this Agreement, upon any violation or threatened violation by the Employee of any covenants or obligations of the Employee contained in the Non-competition Agreement, any payments otherwise due to Employee under this Agreement shall cease. The cessation of such payments shall be in addition to any other remedies available to the Company, whether at law or in equity, in connection with such violations or threatened violations.

12. LEGAL EXPENSES. The Employer shall indemnify and hold harmless the Employee from and against any and all costs and liabilities, including without limitation reasonable attorneys' fees, arising out of or in connection with becoming, being or having been an officer or director of the Employer, except in relation to matters as to which the Employee shall be finally adjudged not to have acted in good faith in the reasonable belief that his action or failure to act was in the best interest of the Employer.

13. SUCCESSORS AND ASSIGNS; ASSUMPTION BY SUCCESSORS. All rights hereunder shall inure to the benefit of the parties hereto, their personal or legal representatives, heirs, successors or assigns. This Agreement may not be assigned or pledged by the Employee. The Employer will require any successor (whether direct or indirect, by purchase, assignment, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Employer in any consensual transaction expressly to assume this Agreement and to agree to perform hereunder in the same manner and to the same extent that the Employer would be required to perform if no such succession had taken place. References herein to the Employer will be understood to refer to the successor or successors of the Employer, respectively.

14. OTHER CONTRACTS. The Employee shall not, during the Term of this Agreement, have any other paid employment (other than with a subsidiary or affiliate of the Employer) except with the prior approval of the Board of Directors of the Employer.

15. ENTIRE AGREEMENT. This Agreement, the written stock option agreements referenced herein and the Non-competition Agreement to be executed simultaneously herewith, collectively constitute the entire agreement between the parties with respect to the Employee's employment with the Employer and supercedes all prior agreements and understandings, whether written or oral.

16. AMENDMENTS OR ADDITIONS. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties.

17. SECTION HEADINGS. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

18. SEVERABILITY. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

19. GOVERNING LAW. This Agreement shall be governed by the laws of the United States where applicable and otherwise by the laws of the State of New Hampshire, except the choice of law rules thereof.

         IN WITNESS WHEREOF, the parties have executed this Agreement this 28th day of June, 2002.



                                              PRESSTEK, INC. (the "Employer")


                                              By: /s/ Edward J. Marino
                                                  ------------------------------
                                                  Name:
                                                  Title:

                                              /s/ Moosa E. Moosa
                                              ----------------------------------
                                              MOOSA E. MOOSA  (the "Employee")

                                                                       EXHIBIT A

                                 PRESSTEK, INC.

        NONCOMPETITION, NONSOLICITATION, NONDISCLOSURE AND ASSIGNMENT OF
                              INVENTIONS AGREEMENT

                                 (FOR OFFICERS)

     In consideration for and as a condition of employment and/or continued employment as an officer and/or employee (the "EMPLOYEE") of PRESSTEK, INC., a Delaware corporation, or any of its subsidiaries or affiliates (collectively, the "COMPANY"), and/or in consideration of receiving options to purchase shares of capital stock of the Company and/or in consideration of receiving any other form of compensation from or in the Company and/or in consideration of being entitled to participate in any benefit or stock purchase plan of the Company and specifically as a condition of entering into the Employment Agreement (as defined below), the undersigned Employee hereby agrees with the Company as follows:

     1. NONCOMPETITION. During the period of employment as an officer and/or employee of the Company, the Employee will devote his available business time and best efforts to promoting and advancing the business of the Company. During the period of employment and for the Post-Employment Period after termination of employment, the Employee agrees that he or she will not, in any jurisdiction around the world in which the Company conducts business, whether alone or as a partner, officer, director, consultant, agent, employee or stockholder of any company or other commercial enterprise, engage in any business or other commercial activity which is or may be competitive with the products and services being designed, conceived, marketed, distributed or developed by the Company at the time of termination of such employment.

     2.   NONSOLICITATION.

          (a) During the period of employment by the Company and for the Post-Employment Period after termination of employment, the Employee will not directly or indirectly either for himself or for any other person or commercial enterprise (1) divert or take away or attempt to divert or take away, any of the Company's customers or business in existence at the time of termination of such employment with whom the Employee had contact, for whom the Employee performed services during his employment with the Company and/or that were made known to the Employee by the Company during his employment with the Company; and/or (2) solicit or attempt to solicit, with the purpose or effect of engaging in competition with the Company, any of the Company's customers or business in existence at the time of termination of such employment with whom the Employee had contact, for whom the Employee performed services during his employment with the Company and/or that were made known to the Employee by the Company during his employment with the Company.

          (b) During the period of employment by the Company and for the Post-Employment Period after termination of employment, the Employee will not directly or indirectly either for himself or for any other person or commercial enterprise (1) solicit or induce any employee to terminate his or her employment relationship with the Company, and/or (2) recruit, attempt to recruit, hire, or attempt to hire any Company employee other than on behalf of the Company.

     3. NONDISCLOSURE OBLIGATION. The Employee will not at any time, whether during or after the termination of employment, for any reason whatsoever, reveal or disclose to any person or entity (both commercial and non-commercial) any of the trade secrets or confidential business information of the Company including, but not limited to, its research and development activities; product designs, prototypes and technical specifications; show-how and know-how; marketing plans and strategies; pricing and costing policies; customer and supplier lists and accounts; personnel information; or nonpublic financial information of the Company so far as they have come or may come to the Employee's knowledge, except as may be required in the ordinary course of performing his duties as an employee of the Company. This restriction shall NOT apply to: (i) information that is in the public domain through no fault of the Employee; (ii) information received from a third party outside the Company that was disclosed without a breach of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or
(iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed. The Employee shall keep secret all matters of such nature and all trade secrets or confidential business information concerning the Company entrusted to him and shall not rely upon, use or disclose any such information for the benefit of the Employee or any third party in any manner.

     4. ASSIGNMENT OF INVENTIONS. The Employee expressly understands and agrees that any and all right or interest he may obtain in any designs, trade secrets, technical specifications and technical data, know-how and show-how, customer and vendor lists, marketing plans, pricing policies, inventions, concepts, ideas, works of authorship, documentation, formulae, data, designs, techniques, discoveries, improvements or intellectual property rights of any kind or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes (including, but not limited to, the Semiconductor Chip Protection Act) or subject to analogous protection) that he, whether alone or jointly with others, authors, conceives, devises, develops, reduces to practice, or otherwise obtains during the Employee's employment with the Company, and that (i) relate to or arise out of his employment with the Company; (ii) relate to the Company's present or planned business or any of the products or services being designed, conceived, developed, marketed, manufactured or distributed by the Company or that may be used in relation therewith; (iii) result from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company; (iv) result from activities engaged in during Company time; and/or (v) result from use of confidential information or trade secrets of the Company whether such use occurred prior to or during the Employee's employment with the Company (the "INVENTIONS"), are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise.

The Employee hereby assigns to the Company the sole and exclusive right to such Inventions. The Employee agrees that he will promptly disclose to the Company any and all such Inventions, and that, upon request of the Company, the Employee will execute and deliver any and all documents or instruments and take any other action which the Company shall deem necessary to assign to and vest completely in the Company, to perfect trademark, copyright and patent protection with respect to, or to otherwise protect the Company's trade secrets and proprietary interest in, such Inventions. The Company agrees to pay any and all copyright, trademark and patent fees and expenses or other costs incurred by the Employee for any assistance rendered to the Company pursuant to this Section.

In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any letters, patent, copyright or other analogous protection relating to an Invention, the Employee hereby irrevocably designates and appoints the Company and any of its officers as his agent and attorney-in-fact, to act for and on his behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by the Employee. The obligations in this Section shall continue beyond the termination of Employee's employment.

     5. ABSENCE OF CONFLICTING AGREEMENTS. The Employee understands the Company does not desire to acquire from him any trade secrets, know-how or confidential business information that he may have acquired from others, and represents and agrees that he will not use any such materials or information in connection with his employment with the Company. The Employee represents that he is not bound by any agreement or any other existing or previous business relationship that conflicts with or prevents the full performance of the Employee's duties and obligations to the Company during the course of employment.

     6. REMEDIES UPON BREACH. The Employee agrees that any breach or threatened breach of this Agreement by the Employee will cause irreparable damage to the Company. The Company shall have, in addition to any and all remedies of law, the right to an injunction or other equitable relief to prevent or cease any violation of the Employee's obligations hereunder.

     7. MISCELLANEOUS. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach hereof. The Employee and the Company agree that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject matter so as to be unenforceable at law, such provision(s) shall be construed and reformed by the appropriate judicial body by limiting and reducing it (or them), and/or severing it from the Agreement so as to render the Agreement enforceable to the maximum extent compatible with the applicable law as it shall then appear. The obligations of the Employee under this Agreement shall survive the termination of the Employee's relationship with the Company regardless of the manner of such termination. All covenants and agreements hereunder shall inure to the benefit of and be enforceable by the successors of the Company. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New Hampshire. The Employee understands that this Agreement does not create an obligation on the part of the Company to continue the Employee's employment with the Company. Any references to gender herein shall be construed to apply equally to either gender.

     The Employee recognizes and agrees that the enforcement of this Agreement is necessary to ensure the preservation, protection and continuity of the confidential business information, trade secrets, workforce and goodwill of the Company. The Employee agrees that, due to the proprietary nature of the Company's business, the restrictions set forth in Sections 1, 2, 3 and 4 of this Agreement are reasonable as to duration and scope.

     8. DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

     "EMPLOYMENT AGREEMENT" means the Employment Agreement dated the date hereof between the Company and the Employee.

     "POST-EMPLOYMENT PERIOD" shall mean the period of time that is the greater of: (a) the Severance Period (if Employee is entitled to Severance Payments by reason of Section 8(a)(ii) of the Employment Agreement) and (b) one (1) year. Capitalized terms used in this definition and not otherwise defined shall have the meaning given to such terms in the Employment Agreement.

     IN WITNESS WHEREOF, the undersigned Employee and the Company have executed this Agreement as of the date first written below.

PRESSTEK, INC.                      EMPLOYEE:


By: /s/ Edward J. Marino            /s/ Moosa E. Moosa
    --------------------------      -----------------------------------
     Name:                          Name: Moosa E. Moosa
     Title:

Date: June 28, 2002                 Date: June 28, 2002
      ------------------------            -----------------------------